AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1997

                           REGISTRATION NO. 333-10241

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                        POST-EFFECTIVE AMENDMENT NUMBER 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------
                             STREAMLOGIC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                               95-3093858
   (STATE OR OTHER JURISDICTION                   (IRS EMPLOYER
 OF INCORPORATION OR ORGANIZATION)            IDENTIFICATION NUMBER)

                             7015 GATEWAY BOULEVARD
                            NEWARK, CALIFORNIA 94560
                                 (510) 608-4000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               MICHAEL O. PRELETZ
                             CHIEF EXECUTIVE OFFICER
                             7015 GATEWAY BOULEVARD
                            NEWARK, CALIFORNIA 94560
                                 (510) 608-4000
  (Name, address, including zip code, telephone number, including area code, of agent for service)

                                    COPY TO:
                               T. HALE BOGGS, ESQ.
                          MANATT, PHELPS & PHILLPS, LLP
                          11355 WEST OLYMPIC BOULEVARD
                          LOS ANGELES, CALIFORNIA 90064
                                 (310) 312-4269

                                 ---------------
                   Date of commencement of sale to the public:
                                November 9, 1996

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
                           TERMINATION OF REGISTRATION


                  This Post-Effective Amendment No. 1 is being filed to deregister the remaining unsold shares of Common Stock (the "Shares") of the total 2,636,123 shares ("Shares") of Common Stock of StreamLogic Corporation (the "Registrant") covered by the Registration Statement on Form S-3 No. 333-10241(the "Registration Statement"), declared effective on November 9, 1996. The Shares were registered to permit resales of such Shares by a certain stockholder of the Registrant(the "Selling Stockholder"), pursuant to a Company Rights Agreement dated July 8, 1996 between Registrant and FWB Software, Inc. (the "Agreement"). All of the 2,636,123 Shares originally registered, have been sold. Accordingly, the Registration of such securities is hereby terminated.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the has duly caused this Post-Effective Amendment Number 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on November 7, 1997.

                             STREAMLOGIC CORPORATION


Date:  November 11, 1997              By /s/  MICHAEL O. PRELETZ
                                         -------------------------------------
                                         Michael O. Preletz
                                         Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-10241 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE                           TITLE                          DATE



/s/  MICHAEL O. PRELETZ     Chief Executive Officer           November 11, 1997
-----------------------     and Director


/s/  GEORGE OLIVA           Chief Financial Officer           November 11, 1997
-----------------------